Exhibit 1.1

Execution Version

CALIFORNIA WATER SERVICE GROUP

COMMON STOCK, PAR VALUE $0.01 PER SHARE

EQUITY DISTRIBUTION AGREEMENT

May 14, 2025

May 14, 2025

To:  Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, WI 53202

BofA Securities, Inc.
One Bryant Park
New York, NY 10036

Morgan Stanley & Co. LLC

1585 Broadway
New York, NY 10036

Wells Fargo Securities, LLC
30 Hudson Yards, 14th Floor
New York, NY 10001

Janney Montgomery Scott LLC
1717 Arch Street,
Philadelphia, PA 19103

RBC Capital Markets, LLC
200 Vesey Street
New York, NY 10281

Blaylock Van, LLC
600 Lexington Avenue, 3rd Floor
New York, NY 10022

Samuel A. Ramirez & Company, Inc.
14 East 52nd Street, 5th Floor
New York, NY 10022

As Managers, and if applicable, as Forward Sellers

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, WI 53202

Bank of America, N.A.

One Bryant Park, 8th Fl.

New York, NY 10036

Morgan Stanley & Co. LLC

1585 Broadway
New York, NY 10036

Wells Fargo Bank, National Association

500 West 33rd Street

New York, NY 10001

Royal Bank of Canada

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

As Forward Purchasers

Ladies and Gentlemen:

California Water Service Group, a Delaware corporation (the “Company”), on the one hand, and each of Robert W. Baird & Co. Incorporated, BofA Securities, Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Janney Montgomery Scott LLC, RBC Capital Markets, LLC, Blaylock Van, LLC and Samuel A. Ramirez & Company, Inc., each as sales agent and, if applicable, as forward seller (in any such capacity, each a “Manager” and together the “Managers”), and each of Robert W. Baird & Co. Incorporated, Bank of America, N.A., Morgan Stanley & Co. LLC, Wells Fargo Bank, National Association and Royal Bank of Canada, each as forward purchaser (in such capacity, each a “Forward Purchaser” and together the “Forward Purchasers”), on the other hand, agree to the provisions in this Agreement (as defined below). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Manager acting as forward seller for a Forward Purchaser, then such Manager, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares, and, except in cases where this Agreement expressly refers to a Manager acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Manager acting as sales agent shall also be deemed to apply to such Manager when acting as forward seller, mutatis mutandis.

The Company may, subject to the terms and conditions stated herein, (i) issue, offer and sell from time to time through or to the Managers, severally and not jointly, as sales agents and/or principals, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) instruct the Managers, severally and not jointly, from time to time to offer and sell shares of Common Stock as forward sellers for the applicable Forward Purchasers, all on the terms and subject to the conditions set forth in this Agreement; provided that the aggregate number of shares of Common Stock sold pursuant to clauses (i) and (ii) above shall not exceed an aggregate gross sales price of $350,000,000 (the “Shares”). Any Shares issued, offered and sold by the Company from time to time through or to any of the Managers pursuant to this Agreement and, if applicable, any separate written agreement referred to in the immediately succeeding sentence are hereinafter sometimes called “Primary Shares.” The Company acknowledges and agrees that each Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Manager in a separate written agreement containing the terms and conditions of such sale. References herein to this “Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this equity distribution agreement, as the same may be amended or supplemented from time to time.

The Company may also enter into one or more forward stock purchase transactions with any of the Forward Purchasers as set forth in one or more separate sets of letter agreements, each in substantially the form attached as Schedule IV hereto and with such changes therein as the parties thereto may agree (each, including its Master Confirmation and Supplemental Confirmation, a “Confirmation” and, collectively, the “Confirmations”). Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation and in this Agreement, issue and deliver to the applicable Forward Purchaser or an affiliate thereof (including the Manager affiliated with such Forward Purchaser) up to the maximum number of shares of Common Stock as may be sold in accordance with this Agreement in connection with such Confirmation. In connection with any Confirmation entered into as contemplated by this Agreement, it is contemplated that the applicable Forward Purchaser or an affiliate thereof will attempt to borrow and then offer, through the applicable Manager, acting as forward seller and sales agent for such Forward Purchaser, the applicable Shares for sale on the terms and subject to the conditions set forth in this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, including a prospectus, relating to the securities (the “Shelf Securities”), including the Shares, to be offered from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company with respect to any Shares, is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the most recent prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, in the form furnished by the Company to the Managers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers in accordance with Section 6(b). As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (each document incorporated or deemed to be incorporated by reference into any Registration Statement, Basic Prospectus, Prospectus Supplement, Interim Prospectus Supplement or Prospectus, whether filed prior to, on or after the date hereof, an “Incorporated Document” and collectively, the “Incorporated Documents”). The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares; provided, however, that the Managers and Forward Purchasers are provided with a reasonable opportunity to review any such registration statement or prospectus.

Reference is made to the Equity Distribution Agreement, dated April 29, 2022, among the Company and certain of the Managers (the “Prior Agreement”). The Prior Agreement is hereby terminated as of the date hereof by mutual agreement of the parties thereto pursuant to section 10(c) thereof.

1.          Representations and Warranties. The Company represents and warrants to and agrees with each Manager and each Forward Purchaser at the date of this Agreement, each Time of Sale (as defined in Section 1(b)), each Representation Date (as defined in Section 6(l)), each Settlement Date (as defined in Section 4), and each Trade Date (as defined in each Confirmation, if any) that:

(a)           The Registration Statement has become, or will become, effective under the Securities Act prior to the issuance of any Instructions by the Company; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus is in effect; and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)           (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c)           (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the Prospectus or in the General Disclosure Package (it being understood and agreed that such information consists solely of the information specified in Section 8(b)).

(d)          Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act relating to the offer and sale of the Shares has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus relating to the offer and sale of the Shares that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus relating to the offer and sale of the Shares, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers and the Forward Purchasers, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Except for the Permitted Free Writing Prospectuses, if any, furnished to and approved by the Managers and the Forward Purchasers in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus relating to the offer and sale of the Shares.

(e)          (i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shelf Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (ii)(A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(f)          Shares of Common Stock are listed on the New York Stock Exchange (“NYSE”), and the Company has not received any notice from the NYSE regarding the delisting of such shares from the NYSE. The Shares are duly listed and admitted and authorized for trading, subject to official notice of issuance, on the NYSE. To the Company’s knowledge, there are no affiliations or associations between (i) any member of Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package. As of each Settlement Date, as of each date on which the Company shall enter into a Confirmation with any Forward Purchaser and as of each date on which Confirmation Shares are delivered pursuant to a Confirmation, the Shares and any Confirmation Shares will be duly listed and admitted and authorized for trading on the NYSE, subject only to official notice of issuance.

(g)          The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(h)          Each “significant subsidiary” (as such term is defined in Rule 405 of the Securities Act) of the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(i)          This Agreement has been duly authorized, executed and delivered by the Company.

(j)          The authorized and outstanding capitalization of the Company is as set forth in the General Disclosure Package, subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the General Disclosure Package, and the grant of options under existing stock option plans described in the General Disclosure Package. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in, or incorporated by reference into, each of the Registration Statement, the Prospectus and the General Disclosure Package.

(k)          The shares of Common Stock outstanding prior to the issuance of the Primary Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(l)          The Primary Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Primary Shares will not be subject to any preemptive or similar rights.

(m)          Any shares of Common Stock to be issued and delivered by the Company pursuant to any Confirmation (the “Confirmation Shares”) have been duly authorized by the Company for issuance, sale and/or delivery to the applicable Forward Purchaser or any of its affiliates pursuant to such Confirmation and, when issued and delivered by the Company in accordance with such Confirmation upon payment of any consideration required by such Confirmation, will be validly issued, fully paid and non-assessable; the Confirmation Shares conform and will conform to the statements relating thereto contained in the Registration Statement, the Prospectus and the General Disclosure Package and such statements conform and will conform to the rights set forth in the instruments defining the same; and the issuance, sale and/or delivery of any Confirmation Shares will not be subject to any preemptive or other similar rights. The issuance, sale and/or delivery by the Company of any Confirmation Shares to a Forward Purchaser pursuant to a Confirmation in accordance with the terms thereof and the delivery by such Forward Purchaser or any of its affiliates of such Confirmation Shares, during the term of and at any settlement of such Confirmation, to close out open borrowings of Common Stock created in the course of the hedging activities by such Forward Purchaser or any of its affiliates relating to such Forward Purchaser’s exposure under such Confirmation, do not and will not require registration under the Securities Act.

(n)          The Company has reserved and has available, and will reserve and keep available at all times, free of preemptive rights, the maximum number of authorized and unissued shares of Common Stock necessary to satisfy the Company’s obligations to issue Primary Shares and Confirmation Shares pursuant to this Agreement and any Confirmation.

(o)          On the date of each Confirmation, such Confirmation will have been duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity thereunder may be limited by applicable law and public policy; and the description of each Confirmation set forth in the Registration Statement, the Prospectus and the General Disclosure Package is and will be true, correct and complete in all material respects.

(p)          The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and any Confirmation will not contravene any provision of (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any of its subsidiaries, (ii) the certificate of incorporation or by-laws of the Company, or (iii) any contract, agreement, obligation, covenant or instrument to which the Company or any of its subsidiaries (or any of their respective assets) is subject or bound that is material to the Company and its subsidiaries, taken as a whole, except that in the case of clauses (i) and (iii) as would not, individually or in the aggregate, have a material adverse effect on the Company or on the power and ability of the Company to perform its obligations under this Agreement and any Confirmation. No approval, authorization, consent, or order of, or filing or qualification with, any federal, state, local or foreign governmental or regulatory commission, board, body, authority, agency or court, is required in connection with the performance by the Company of its obligations under this Agreement and any Confirmation, except (1) such as has previously been obtained, (2) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (3) the filing of a supplemental listing application and related materials with the NYSE.

(q)          There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the assets, business, condition (financial or otherwise), operations or earnings of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Prospectus and the General Disclosure Package.

(r)          There are no actions, suits, claims, or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries or any of their respective directors or officers is or would be (in their capacity as a director or officer of the Company or a subsidiary) a party or of which any of their respective properties is subject (i) other than any such action, suit, claim, or proceeding accurately described in all material respects in the Registration Statement, the Prospectus and the General Disclosure Package and that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or any Confirmation or to consummate the transactions contemplated by this Agreement, any Confirmation and the General Disclosure Package or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(s)          The Company is not, and after giving effect to the offering and sale of the Primary Shares in accordance with this Agreement and any Confirmation Shares issued pursuant to any Confirmation and the application of the proceeds thereof as described in the General Disclosure Package will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(t)          Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, water quality, the environment or hazardous or toxic materials, substances or wastes, pollutants or contaminants, including petroleum and petroleum biproducts (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u)          Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital, operating or other expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v)          There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(w)          None of the Company or any of its subsidiaries, or any director or officer, thereof, or, to the Company’s knowledge, any controlled affiliate, employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or controlled affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, or (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(x)          The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”).

(y)          (i) None of the Company, any of its subsidiaries, or any director or officer, employee thereof, or, to the Company’s knowledge, any agent, controlled affiliate, employee, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)          the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or

(B)          located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii)          The Company and each of its subsidiaries, (a) have not, since the more recent of April 24, 2019 or 10 years prior to the date of the Agreement, engaged in, (b) are not now engaged in, and (c) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(z)          The Company will not, directly or indirectly, use the proceeds of the offering of the Primary Shares in accordance with this Agreement and any Confirmation Shares issued pursuant to any Confirmation, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;

(ii)          to fund or facilitate any money laundering or terrorist financing activities; or

(iii)          in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(aa)     The Company and its subsidiaries have conducted and will conduct their businesses in material compliance with the Anti-Corruption Laws and Sanctions, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and controlled affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties related thereto contained herein.

(bb)     Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the General Disclosure Package, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction that is required to be disclosed in a Form 8-K; (ii) the Company has not purchased any of its outstanding capital stock, other than from its employees or other service providers in connection with the termination of their service pursuant to equity compensation plans or agreements disclosed in the Registration Statement, the Prospectus and the General Disclosure Package or in connection with the exercise of the Company’s right of first refusal upon a proposed transfer, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the exercise of equity awards or grants of equity awards or forfeiture of equity awards outstanding as of such respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, in each case granted pursuant to the equity compensation plans disclosed in the Registration Statement, the Prospectus and the General Disclosure Package), short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package. Except as otherwise would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, no subsidiary of the Company is subject to any material direct or indirect prohibition on paying any dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying to the Company any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(cc)     The Company and each of its subsidiaries (i) have either good title in the easement as listed on the applicable title insurance policy or good and marketable title in fee simple to all real property owned by them, and (ii) have good and marketable title to all personal property which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except (1) such as are disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, (2) such as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole, or (3) as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases except in each case (A) such as are disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, (B) such as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, or (C) as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd)     (i) The Company and each of its subsidiaries own or have rights to or can acquire on commercially reasonable terms a valid license to all patents, patent applications, inventions, unregistered and registered copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), designs, unregistered and registered trademarks, service marks, logos and trade names and all goodwill associated therewith (collectively, “Intellectual Property Rights”) described as being owned by the Company or such subsidiary in the General Disclosure Package or which are used in their businesses. Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights of a third party. To the Company’s knowledge, neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of a third party. The Company and its subsidiaries have taken reasonable steps in accordance with customary industry practice to maintain all information intended to be maintained as confidential or as a trade secret. To the Company’s knowledge, no such information or trade secret has been disclosed by the Company or any of its subsidiaries to any person except pursuant to appropriate non-disclosure and/or license agreements.

(ee)     (i) The Company and its subsidiaries have used all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance in all material respects with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge, except in the case of (A) and (B) above, as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff)     The Company and each of its subsidiaries have complied in all material respects and are presently in compliance in all material respects with the Company’s privacy and security policies, and with all obligations, applicable laws, rules and regulations regarding the collection, use, processing, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personally identifiable information or any other information collected from or provided by third parties.

(gg)     The Company and each of its subsidiaries have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company’s or its subsidiaries’ business against loss, unauthorized distribution, use, access, modification, or other misuse, and have implemented backup and disaster recovery technology consistent with industry standards and practices in all material respects. To the Company’s knowledge, except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there has been no material security breach or attack or other material misuse or compromise of or relating to any such information technology system or data, and there is no action, suit or proceeding or claim against the Company or any of its subsidiaries arising out of alleging any of the foregoing.

(hh)     The financial statements included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package, together with the related notes and schedules thereto, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity for the periods specified and have been prepared in compliance in all material respects with the requirements of the Securities Act and the Exchange Act and in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby. The other financial information included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package has been derived from the accounting records of the Company and its consolidated subsidiaries and are fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company. The statistical, industry-related and market-related data included in each of the Registration Statement, the Prospectus and the General Disclosure Package are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(ii)          Deloitte & Touche LLP, who have expressed its opinion with respect to the financial statements of the Company and its subsidiaries filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Prospectus and the General Disclosure Package, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(jj)     No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, or, to the knowledge of the Company, is threatened; and the Company has no knowledge of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or vendors that could, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(kk)     (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company, any of its subsidiaries or any of their “ERISA Affiliates” (defined as any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”) would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the Company or any of its subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code) would have any liability (each a “Plan”) has been maintained in compliance in all respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code except where failure to do so would not have a material adverse effect; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that would result in a material adverse effect, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur that would result in a material adverse effect and (c) neither the Company, nor any of its subsidiaries nor any of their ERISA Affiliates has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA) that would result in a material adverse effect; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification that would result in a material adverse effect.

(ll)     The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.

(mm)    The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations and permits would not, individually or the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.

(nn)     The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the requirements of the Exchange Act. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(oo)     The Company maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission (the “Sarbanes-Oxley Act”), and the statements made in each such certification are accurate. The Company, its subsidiaries and, to its knowledge, its directors and officers are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(pp)     The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement and any Confirmation (taking into account any valid extensions thereof) and have paid all taxes, including any interest, additions to tax or penalties applicable thereto, required to be paid whether or not shown as due thereon (except where the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(qq)     The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(rr)        Neither the Company nor any of its subsidiaries nor, to their knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ss)     Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

2.          Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Managers agree that the Company may from time to time seek to (i) offer and sell Shares through the Managers, acting as sales agents for the Company, and (ii) if the Company enters into a Confirmation with a Forward Purchaser designated by the applicable Manager, then, in consultation with such Forward Purchaser and such Manager, instruct such Manager, acting as forward seller for such Forward Purchaser, to offer and sell the Shares borrowed by such Forward Purchaser or an affiliate thereof from third parties as contemplated by such Confirmation, on the terms and subject to the conditions set forth in this Agreement and such Confirmation. Sales of Shares, if any, as contemplated by this Agreement, made through the Managers, as sales agents of the Company, or as forward sellers for the related Forward Purchasers, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law:

(a)            The Shares to be sold through any Manager, acting as sales agent for the Company or as forward seller for a Forward Purchaser, may be sold on any Trading Day on which the Company has submitted its Instruction (as defined below) to such Manager. On any Trading Day, the Company may instruct only one Manager, as sales agent for the Company or as forward seller for a Forward Purchaser, to offer or sell Shares, and, if it determines to do so, shall instruct the applicable Manager by email notice, or by any other method mutually agreed to in writing by the Company and such Manager and, if applicable, the Forward Purchaser designated by such Manager, in the form specified in Schedule V hereto (each, an “Instruction”). Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations contained herein and the satisfaction of the additional conditions specified in Section 5 hereof) and to the acceptance of such Instruction by the applicable Manager, which Instruction such Manager may decline for any reason in its sole discretion, such Manager shall use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, as sales agent for the Company or as forward seller for the applicable Forward Purchaser, as the case may be, all of the Shares so designated by the Company in accordance with such Instruction on the terms and subject to the conditions set forth in this Agreement. On any Trading Day, the Company shall give at least one business day’s prior written notice by facsimile or email to the Managers and the Forward Purchasers as to any change of the Manager through whom sales of Shares as sales agent for the Company or forward seller for any Forward Purchaser will be made. The parties hereto, severally and not jointly, each acknowledge and agree that (A) there can be no assurance that any Manager (whether acting as sales agent for the Company or as forward seller for a Forward Purchaser) will be successful in selling any Shares or that any Forward Purchaser or any of its affiliates will be successful in borrowing any Shares or selling any Shares through the applicable Manager, as forward seller, (B) no Manager or any of its affiliates will incur any liability or obligation to the Company if they fail to sell Shares (whether acting as sales agent for the Company or as forward seller for a Forward Purchaser) other than any liability that a Manager may incur as a result of the failure by such Manager to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares as required by this Agreement, and (C) no Manager, Forward Purchaser or any of their respective affiliates shall incur any liability or obligation for any failure by any Forward Purchaser or any of its affiliates to borrow, offer or sell any Shares as a result of any of the circumstances specified in clauses (i) or (ii) of Section 2(e). As used herein, “Trading Day” shall mean any trading day on the NYSE, other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time.

(b)           The Company or a Manager through whom Shares are to be sold, whether as sales agent for the Company or as forward seller for a Forward Purchaser, on any Trading Day may, upon notice to the other party and if such Manager is acting as forward seller for a Forward Purchaser, such Forward Purchaser, by telephone (confirmed promptly by email or facsimile), immediately suspend the offering of Shares through such Manager, whether as sales agent for the Company or as forward seller for a Forward Purchaser, for any reason and at any time; provided, however, that such suspension shall not affect or impair the respective obligations of the Company or such Manager with respect to the Shares sold, or with respect to Shares that an investor has agreed to purchase, hereunder prior to the giving of such notice.

(c)           A Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NYSE each Trading Day on which Shares are sold under this Agreement through such Manager, whether acting as sales agent for the Company or as forward seller for a Forward Purchaser. Each such confirmation shall set forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale, (iii) the aggregate net proceeds to the Company or the applicable Forward Purchaser, as the case may be, and (iv) the commission payable by the Company to such Manager with respect to such sales.

(d)           At each Time of Sale, Settlement Date, Trade Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement and to have affirmed its compliance with the covenants and agreements contained in this Agreement. Any obligation of the Managers to use their commercially reasonable efforts to sell the Shares for the Company as sales agents or as forward sellers for the Forward Purchasers shall be subject to the continuing accuracy of the representations and warranties, and continuing compliance with the covenants and agreement of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(e)           If the Company enters into a Confirmation with a Forward Purchaser, then, as set forth in such Confirmation and notwithstanding anything herein to the contrary, in the event that either (i) such Forward Purchaser or an affiliate thereof is unable to borrow and deliver any Shares for sale under this Agreement pursuant to the terms of such Confirmation, or (ii) in the commercially reasonable judgment of such Forward Purchaser, it is either impracticable to do so or such Forward Purchaser or an affiliate thereof would incur a stock loan cost that is equal to or greater than the maximum stock loan rate per annum to be set forth in the relevant Confirmation, then the applicable Manager, as forward seller, shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell only the aggregate number of Shares that such Forward Purchaser or an affiliate thereof is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, the obligations of any Manager or any Forward Purchaser or an affiliate thereof hereunder with respect to the borrowing of or offer or sale of any Shares in connection with a forward stock purchase transaction shall be subject to the related Confirmation being effective and not having been terminated. In the event of a conflict between the terms of this Agreement and Confirmation, the terms of such Confirmation shall control.

(f)          Notwithstanding any other provision of this Agreement, the Company, the Managers and the Forward Purchasers agree that no offering or sale of Shares shall take place, the Company shall not request the offering or sales of any Shares that would be sold and the Managers and Forward Purchasers shall not be obligated to purchase, sell or offer to sell, during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Stock by persons subject to such policy, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

3.          Fee. The compensation a Manager for sales of the Shares with respect to which such Manager acts as sales agents hereunder shall be as set forth in Schedule III.

4.          Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the first Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through a Manager as sales agent for the Company or as forward seller for a Forward Purchaser for settlement on such date shall be issued and delivered by the Company or such Forward Purchaser, as the case may be, to such Manager against payment of the net proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent or such Forward Purchaser, to such Manager’s or its designee’s account (provided that such Manager shall have given the Company or the applicable Forward Purchaser written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company or the Forward Purchaser, as the case may be. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold such Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

5.          Conditions to the Managers’ Obligations. The obligations of the Managers are subject to the following conditions:

(a)           Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i)          no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii)             there shall not have occurred any change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), operations or earnings of the Company and its subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package that, in the Managers’ judgment, is material and adverse and that makes it, in the Managers’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b)          The Managers and the Forward Purchasers shall have received on each date specified in Section 6(l) a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, prior to such date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date and as of each Time of Sale, if any, prior to such date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the General Disclosure Package (it being understood and agreed that such information consists solely of the information specified in Section 8(b)).

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)            The Managers and the Forward Purchasers shall have received on each date specified in Section 6(m), and on such other dates as may be reasonably requested by the Managers or the Forward Purchasers, an opinion and negative assurance letter of Gibson, Dunn & Crutcher LLP, outside counsel for the Company, dated such date, in form and substance reasonably satisfactory to the Managers.

(d)           The Managers and the Forward Purchasers shall have received on the initial Representation Date, and on such other dates as may be reasonably requested by the Managers or the Forward Purchasers in the event there is a change in the California Public Utilities Code that could regulate the issuance of the Shares, an opinion of Nossaman LLP, regulatory counsel for the Company, regarding certain regulatory matters, dated such date, in form and substance reasonably satisfactory to the Managers and the Forward Purchasers.

(e)           The Managers and the Forward Purchasers shall have received on each date specified in Section 6(n), and on such other dates as may be reasonably requested by the Managers or the Forward Purchasers, an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Managers and the Forward Purchasers, dated such date, in form and substance reasonably satisfactory to the Managers and the Forward Purchasers.

The opinions of counsel for the Company described in Section 5(c) and Section 5(d) above shall be rendered to the Managers at the request of the Company and shall so state therein.

(f)           The Managers shall have received on each date specified in Section 6(o), a letter dated such date in form and substance reasonably satisfactory to the Managers, from Deloitte & Touche LLP, independent public accountants for the Company, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus relating to the offer and sale of the Shares, as amended and supplemented to the date of such letter.

(g)           All filings with the Commission required by Rule 424 under the Securities Act in connection with the offer and sale of the Shares have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(h)          The Shares and any Confirmation Shares shall have been approved for listing on the NYSE, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(i)           The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(j)           The Company shall have entered into a Confirmation with the related Forward Purchaser if it wishes that a Manager, acting as forward seller for the applicable Forward Purchaser, offer and sell Shares.

6.          Covenants of the Company. The Company covenants with the Managers as follows:

(a)          To furnish to each of the Managers and the Forward Purchasers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers and the Forward Purchasers may from time to time reasonably request. In case a Manager is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of any Manager and any Forward Purchaser, and at its own expense, the Company shall prepare and deliver to each Manager and each Forward Purchaser as many copies as each Manager and each Forward Purchaser may reasonably request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Managers to the extent such document is available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”).

(b)          Before amending or supplementing the Registration Statement or the Prospectus, other than amendments or supplements deemed to be made by filing an Incorporated Document, to furnish to each of the Managers and each of the Forward Purchasers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which any Manager or any Forward Purchaser reasonably objects (other than any prospectus supplement relating to the offering of Shelf Securities other than the Shares). To furnish to each of the Managers and each of the Forward Purchasers a copy of each proposed free writing prospectus relating to the offer and sale of Shares to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus relating to the offer and sale of Shares to which any Manager or any Forward Purchaser reasonably objects. Not to take any action that would result in a Manager, a Forward Purchaser or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus relating to the offer and sale of Shares prepared by or on behalf of a Manager or a Forward Purchaser that such Manager or such Forward Purchaser otherwise would not have been required to file thereunder.

(c)           To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers, acting as sales agents for the Company, pursuant to this Agreement, and the number of Shares sold though the Managers, acting as forward sellers for the Forward Purchasers, pursuant to this Agreement and any Confirmation, (ii) the net proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(d)          To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on EDGAR) to each of the Managers and each of the Forward Purchasers via email in “.pdf” format on such filing date to an email account designated by each Manager and, at any Manager’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the NYSE and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the NYSE or such other exchange or market.

(e)          During the Delivery Period to advise the Managers and the Forward Purchasers, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f)          If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers and the Forward Purchasers by telephone (with confirmation in writing or email) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to each of the Managers and each of the Forward Purchasers as many copies as each of the Managers and each of the Forward Purchasers may reasonably request of such amendment or supplement.

(g)          To endeavor to qualify the Shares and any Confirmation Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers and the Forward Purchasers shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares and any Confirmation Shares, as the case may be; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction or to execute a general consent to service of process in any jurisdiction in which it is not otherwise subject.

(h)          To make generally available to the Company’s security holders and to the Managers and the Forward Purchasers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)          Whether or not the transactions contemplated in this Agreement or in any Confirmation are consummated or this Agreement or in any Confirmation is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and any Confirmation, including: (i) the fees, disbursements and expenses of the Company’s counsel and the fees, disbursements and expenses of the Company’s accountants, each in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus relating to the offer and sale of the Shares prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to each of the Managers and each of the Forward Purchasers, in the quantities hereinabove specified, (ii) all costs and expenses related to the issuance, transfer and delivery of the Shares and any Confirmation Shares, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the qualification of the Shares and any Confirmation Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of counsel for the Managers and the Forward Purchasers in connection with such qualification, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Managers and the Forward Purchasers (up to an amount not to exceed $10,000) incurred in connection with review and qualification by FINRA of the offering contemplated by this Agreement, (v) all costs and expenses incident to listing the Shares and any Confirmation Shares on the NYSE, (vi) the costs and charges of any transfer agent, registrar or depositary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 6. It is understood, however, that except as provided in this Section 6 and Section 8, the Managers and the Forward Purchasers will each pay all of its costs and expenses, including any advertising expenses connected with any offers the Managers may make.

(j)          In the event this Agreement has not been terminated, if the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(k)          To use its commercially reasonable efforts to cause the Shares and any Confirmation Shares to be listed for trading on the NYSE and to maintain such listing.

(l)          Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than (x) amendments or supplements deemed to be made by filing an Incorporated Document or (y) a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers and the Forward Purchasers shall otherwise reasonably request and the Managers reasonably determine that the information contained in, or incorporated by reference into, such Form 8-K is material to a holder of Common Stock or to an offering of the Shares) (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers and the Forward Purchasers forthwith a certificate dated and delivered within two business days of such Representation Date, in form reasonably satisfactory to the Managers and the Forward Purchasers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to deliver a certificate under this Section 6(l), other than the requirement to deliver a certificate under this Section 6(l) when the Company files an Annual Report on Form 10-K under the Exchange Act, shall be automatically waived at a time at which no Instruction is pending (a “Waiver”), which Waiver shall continue until the earlier to occur of the date the Company delivers an Instruction hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on a Waiver and did not provide the Managers with a certificate under this Section 6(l), then before the Company delivers the Instruction or a Manager sells any Shares, the Company shall provide the Manager with a certificate required under this Section 6(l), dated the date of the Instruction.

(m)     (i) On the initial Representation Date and thereafter within two business days of each subsequent Representation Date for which the Company delivers a certificate pursuant to Section 6(l), the Company shall cause to be furnished to the Managers and the Forward Purchasers, dated as of such date, in form and substance satisfactory to the Managers and the Forward Purchasers, the written opinion and negative assurance letter of Gibson, Dunn & Crutcher LLP, outside counsel for the Company, as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; and (ii) on the initial Representation Date, the Company shall cause to be furnished to the Managers and the Forward Purchasers, dated as of such date, in form and substance satisfactory to the Managers and the Forward Purchasers, the written opinion of Nossaman LLP, outside regulatory counsel for the Company, as described in Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)          On the initial Representation Date and thereafter within two business days of each subsequent Representation Date for which the Company delivers a certificate pursuant to Section 6(l), Latham & Watkins LLP, counsel to the Managers and the Forward Purchasers, shall furnish to the Managers and the Forward Purchasers, dated as of such date, in form and substance satisfactory to the Managers and the Forward Purchasers, the written opinion and negative assurance letter, as described in Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

With respect to Sections 6(m) and 6(n) above, in lieu of delivering such an opinion and negative assurance letter for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers and the Forward Purchasers with a letter to the effect that the Managers and the Forward Purchasers may rely on a prior opinion and negative assurance letter delivered under Section 6(m) or Section 6(n), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent Representation Date).

(o)          On the initial Representation Date and thereafter within two business days of each subsequent Representation Date for which the Company delivers a certificate pursuant to Section 6(l), Deloitte & Touche LLP, independent public accountants of the Company, shall deliver to the Managers and the Forward Purchasers the comfort letter(s) described in Section 5(f).

(p)          To comply with the Due Diligence Protocol attached hereto on Schedule II and any other due diligence review or call reasonably requested by any of the Managers or any of the Forward Purchasers, unless a Waiver is applicable. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on a Waiver, then the Company shall comply with the Due Diligence Protocol before the Company delivers an Instruction (which for such calendar quarter shall be considered a Representation Date) or a Manager, acting as sales agent for the Company or as forward seller for a Forward Purchaser, sells any Shares.

(q)          To reserve and keep available at all times, free of preemptive rights, the Primary Shares and any Confirmation Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(r)          That it consents to the Managers’, the Forward Purchasers’ and their respective affiliates’ trading in the Common Stock for their own accounts and for the accounts of their clients at the same time as sales of the Shares occur pursuant to this Agreement and any Confirmation.

(s)          That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers and the Forward Purchasers for the purpose of performing their obligations pursuant to this Agreement and any Confirmation that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of such date, and an undertaking that such representations and warranties will be true and correct, as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares); for clarification, the affirmation of the representations and warranties shall not be used for any purpose other than performing their obligations pursuant to this Agreement.

(t)           Prior to instructing a Manager pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Company and the Managers), a subcommittee of the Company’s board of directors (the “Board”), authorized by either the Board or any authorized committee of the Board, (i) shall have approved the minimum price and maximum number of Shares to be sold and (ii) shall have provided to the Company an authorizing resolution approving such minimum price and maximum number. The Instruction provided to such Manager by the Company, pursuant to Section 2, on such day shall reflect the terms of such authorizing resolution.

(u)           Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through the Managers pursuant to this Agreement or the issuances/deliveries of any Confirmation Shares pursuant to any Confirmation, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company or (iv) any shares of Common Stock issued pursuant to any non-employee director stock plan, equity incentive plan, dividend reinvestment plan or stock purchase plan of the Company, during the Delivery Period, without (A) giving the Managers and the Forward Purchasers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Managers and the Forward Purchasers suspending activity under this program for such period of time as requested by the Company.

(v)          The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person any compensation for soliciting purchases of the Shares except pursuant to this Agreement.

(w)          In connection with entering into any Confirmation, the Company and its Affiliates will not enter into any transaction with respect to shares of Common Stock that hedges or offsets the transaction under the Confirmation. For purposes of the foregoing, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

7.          Covenants of the Managers. Each of the Managers, whether acting as sales agent for the Company or as forward seller for any Forward Purchaser, covenants with the Company as follows:

(a)          Not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of a Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager.

(b)          To keep Instructions submitted pursuant to this Agreement, including the content and existence thereof, strictly confidential, to not use such information other than for fulfilling its obligations under this Agreement, and to not disclose such information, except: (a) as required or requested by applicable law, regulation, regulatory or legal process, or (b) to its employees and representatives who need to know such information for fulfilling its obligations under this Agreement.

8.          Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each of the Managers and each of the Forward Purchasers, the directors, officers, employees, affiliates and agents of any Manager and any Forward Purchaser, and each person, if any, who controls any of the Managers or any of the Forward Purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of each of the Managers and each of the Forward Purchasers within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Managers furnished to the Company in writing by the Managers expressly for use therein (it being understood and agreed that such information consists solely of the information specified in Section 8(b)).

(b)          The Managers, severally and not jointly, agree to indemnify and hold harmless the Company, its directors, its officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Managers and each of the Forward Purchasers, but only with reference to information relating to the Managers furnished to the Company in writing by the Managers expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto (it being understood and agreed that such information consists solely of the following information in the Prospectus: (i) the names of the Managers, and (ii) the first through fifth sentences in the fourth-to-last paragraph in the section “Plan of Distribution.”).

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the applicable Manager or Managers and any applicable Forward Purchaser, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Manager or Managers and any applicable Forward Purchaser, on the other hand, from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the applicable Manager or Managers and any applicable Forward Purchaser, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the applicable Manager or Managers and any applicable Forward Purchaser, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Shares sold through any of the applicable Managers, acting as forward seller for a Forward Purchaser in connection with a Confirmation entered into by such Forward Purchaser, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the Confirmation Shares under such Confirmation, assuming that the aggregate amount payable by such Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by such Forward Purchaser from the sale of such Shares through such Manager) bear to (i) with respect to the applicable Manager or Managers, the total commissions received by the applicable Manager or Managers in connection therewith and (ii) with respect to any applicable Forward Purchaser, the aggregate value of the Spread (as defined in the relevant Confirmation) in respect of the forward purchase transaction related to such Shares (net of any hedging and other costs associated with such transaction and the related Confirmation). The relative fault of the Company, on the one hand, and the applicable Manager or Managers and any applicable Forward Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers or the Forward Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Company, on the one hand, and the Managers and the Forward Purchasers, on the other hand, agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata (even if the Managers and the Forward Purchasers were treated as one entity for such purposes) allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the applicable Manager, Managers or Forward Purchaser shall not be required to contribute any amount in excess of the amount by which the total compensation received by such Manager or such Forward Purchaser with respect to the offering of the Shares exceeds the amount of any damages that such Manager or such Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)           The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Managers, the Forward Purchasers, any person controlling any of the Managers or the Forward Purchasers or any affiliate of any of the Managers or the Forward Purchasers or other indemnified parties referred to in Section 8(a) or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares or any Confirmation Shares.

9.          Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.          Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. This Agreement shall automatically terminate on the date that is one business day prior to the third anniversary of the initial effective date of the Registration Statement, without any notice requirement, in the event that the Company does not file a new shelf registration statement relating to the Shares on or prior to such date; provided, however, that if an Instruction is pending, the Company will provide written notice to the applicable Managers and Forward Purchasers of such termination. Any terminations pursuant to this Section 10 shall be without liability of any party to any other party, except that (i) with respect to any pending sale through a Manager or Managers for the Company, the obligations of each of the Company and the Manager pursuant to Sections 3, 4, 5, 6 and 7 shall remain in full force and effect notwithstanding such termination with respect to and to the extent of the Shares to be sold in such pending sale; and (ii) the provisions of Section 1, Section 7(b), and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           Each Manager, acting for itself, and each Forward Purchaser, acting for itself, shall have the right, by giving written notice to the Company and to each other Manager and each of the other Forward Purchasers, and as hereinafter specified, to terminate this Agreement, solely with respect to itself, in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through such terminating Manager for the Company, the obligations of each of the Company and the Manager pursuant to Sections 3, 4, 5, 6 and 7 shall remain in full force and effect notwithstanding such termination with respect to and to the extent of the Shares to be sold in such pending sale; and (ii) the provisions of Section 1, Section 7(b), and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)           This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 7(b), and Section 8 of this Agreement shall remain in full force and effect.

(d)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers, the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

11.           Entire Agreement. (a) This Agreement represents the entire agreement among the Company, each of the Manager and each of the Forward Purchasers with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b)          The Company acknowledges that in connection with the offering of the Shares: (i) the Managers and the Forward Purchasers have acted and will act at arm’s length and owe no fiduciary duties to, the Company or any other person, (ii) the Managers and the Forward Purchasers owe the Company only those duties and obligations set forth in this Agreement and any Confirmation and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Managers and the Forward Purchasers may have interests that differ from those of the Company, and (iv) none of the activities of the Managers and the Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Managers and the Forward Purchasers with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against any of the Managers and the Forward Purchasers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

12.          Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Manager or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Manager or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Manager or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.          Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.          Applicable Law. This Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the internal laws of the State of New York.

15.          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.          Notices. All communications hereunder shall be in writing and effective only upon receipt and (A) if to the Managers shall be delivered, mailed or sent to Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202 (Attn: Syndicate Department), Facsimile: (414) 298-7474, with a copy to the Legal Department; BofA Securities, Inc., One Bryant Park, New York, NY 10036 (Attn: ATM Execution Group), Telephone: (646) 855-6770, Email: dg.atm_execution@bofa.com; Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036 (Attn: Equity Syndicate Desk, with a copy to the Legal Department); Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918), Email: ECMOriginationPower@wellsfargo.com; Janney Montgomery Scott LLC, Attn: Equity Syndicate Department, 1717 Arch Street, Philadelphia PA 19103, Email: syndicate@janney.com; RBC Capital Markets, LLC, 200 Vesey Street, New York, NY 10281 (Attn: TJ Opladen), Telephone: (212) 905-5846, Email: tj.opladen@rbccm.com; Blaylock Van, LLC, 600 Lexington Avenue, 3rd Floor, New York, NY 10022 (Attn: Michael Bonagura), Telephone: (212) 715-6607, Email: mbonagura@brv-llc.com and ajones@brv-llc.com and Samuel A. Ramirez & Company, Inc., 14 East 52nd Street, 5th Floor, New York, NY 10022 (Attn: Sandra Baumb), Telephone: 212-378-7134, Email: sandra.baumb@ramirezco.com; (B) if to the Forward Purchasers shall be delivered, mailed or sent to Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202 (Attn: Syndicate Department), Facsimile: (414) 298-7474, with a copy to the Legal Department; Bank of America, N.A., c/o BofA Securities, Inc., One Bryant Park, New York, NY 10036 (Attn: Christine Roemer), Telephone: (646) 855-8901, Email: christine.roemer@bofa.com; Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036 (Attn: Equity Syndicate Desk, with a copy to the Legal Department); Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001 (Telecopy No.: (212) 214-5913), Attention: Structuring Services Group (Facsimile: (212) 214-5918), with a copy to corporatederivativenotifications@wellsfargo.com and Royal Bank of Canada, 200 Vesey Street, 8th Floor, New York, NY 10281, (Attn: TJ Opladen), Telephone: (212) 905-5846, Email: tj.opladen@rbccm.com and (C) if to the Company shall be delivered, mailed or sent to California Water Service Group, 1720 North First Street, San Jose, CA 95112-4598, Attn: General Counsel, telephone: (408) 367-8200.

[Signature page follows]

Very truly yours,

CALIFORNIA WATER SERVICE GROUP

By:	/s/ James P. Lynch
	Name:	James P. Lynch
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to the Equity Distribution Agreement]

Accepted as of the date first written above

ROBERT W. BAIRD & CO. INCORPORATED,

as Manager and Forward Seller and as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Sandy Walter
	Name:	Sandy Walter
	Title:	Managing Director, Co-Head of Equity Capital Markets

[Signature Page to the Equity Distribution Agreement]

BofA Securities, Inc.,

as Manager and Forward Seller

By:	/s/ John Lau
	Name:	John Lau
	Title:	Managing Director

[Signature Page to the Equity Distribution Agreement]

MORGAN STANLEY & CO. LLC,

as Manager and Forward Seller and as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Mauricio Dominguez
Name: Mauricio Dominguez
Title: Vice President

[Signature Page to the Equity Distribution Agreement]

WELLS FARGO SECURITIES, LLC,

as Manager and Forward Seller

By:	/s/ Michael Tiedemann
Name: Michael Tiedemann
Title: Managing Director

[Signature Page to the Equity Distribution Agreement]

JANNEY MONTGOMERY SCOTT LLC,

as Manager and Forward Seller

By:	/s/ David Lau
Name: David Lau
Title: Managing Director, Head of Equities

[Signature Page to the Equity Distribution Agreement]

RBC Capital Markets, LLC,

as Manager and Forward Seller

By:	/s/ Young Kim
Name: Young Kim
Title: Managing Director

Blaylock Van, LLC,

as Manager and Forward Seller

By:	/s/ Charles Slavinsky
Name: Charles Slavinsky
Title: Vice President / Deputy CCO

[Signature Page to the Equity Distribution Agreement]

SAMUEL A. RAMIREZ & COMPANY, INC.,

as Manager and Forward Seller

By:	/s/ Raymond S. O’Connor
Name: Raymond S. O’Connor
Title: Managing Director

[Signature Page to the Equity Distribution Agreement]

BANK OF AMERICA, N.A.,

as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Christine Roemer
Name: Christine Roemer
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director

[Signature Page to the Equity Distribution Agreement]

ROYAL BANK OF CANADA,

as Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Brian Ward
Name: Brian Ward
Title: Managing Director

[Signature Page to the Equity Distribution Agreement]

Schedule I

Permitted Free Writing Prospectuses

None.

Schedule I-1

Schedule II

Due Diligence Protocol

Set forth below are guidelines for use by the Company and the Managers and the Forward Purchasers in connection with the Managers’ and the Forward Purchasers’ continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement and any Confirmation. For the avoidance of doubt, the Company has agreed that no sales under the Agreement and any Confirmation will be requested or made at any time the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

1.	On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(l), (m), (n) and (o) of the Agreement, the Managers and the Forward Purchasers expect to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

2.	On the date of or promptly after the reasonable request by the Managers or the Forward Purchasers, but not more than once per month, the Managers and the Forward Purchasers expect to conduct a due diligence call with the appropriate business, financial, accounting and/or legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

3.	In the event that the Company requests a Manager to sell on any one Trading Day an amount of Shares that would be equal to or greater than 20% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of the Company’s common stock, the Manager(s), whether acting as sales agent for the Company or as forward seller for any Forward Purchaser(s), and the Forward Purchaser(s) expect(s) to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Managers’ or the Forward Purchasers’ rights under the Agreement and any Confirmation, including the Managers’ or the Forward Purchasers’ right to require such additional due diligence procedures as the Managers and the Forward Purchasers may reasonably request pursuant to the Agreement and any Confirmation.

Schedule II-1

SCHEDULE III

The compensation to a Manager for sales of the Shares with respect to which such Manager acts as sales agent hereunder shall be equal to 1.00% of the gross offering proceeds of the Shares sold by such Manager pursuant to this Agreement, or as otherwise agreed among the parties to this Agreement.

The compensation to a Manager for sales of the Shares with respect to which such Manager acts as forward seller for a Forward Purchaser shall be equal to 1.00% of the gross sales price of the Shares sold by such Manager pursuant to this Agreement and the applicable Confirmation, or as otherwise agreed among the parties to this Agreement and such Confirmation.

Schedule III-1

SCHEDULE IV

Form of Master ATM Forward Confirmation

Schedule IV-1

SCHEDULE V

Form of Instruction

To: [MANAGER]

To: [FORWARD PURCHASER]2

Date: [ ]

From: California Water Service Group

Attention: [ ]

VIA ELECTRONIC MAIL

This Instruction sets forth the terms of the agreement of [MANAGER] (the “Manager”) with California Water Service Group (the “Company”) relating to the sale of shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $350,000,000 pursuant to the Equity Distribution Agreement between the Company, the Manager and the other parties thereto, dated May 14, 2025, and as may be amended and supplemented from time to time (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Manager’s acceptance of this Instruction (an “Acceptance”), the Manager shall have agreed with the Company to engage in the following transaction:

Manager is to act as sales agent for:	[Company][Forward Purchaser]

Maximum number of Shares to be sold:	[*] Shares

Maximum number of Shares to be sold on any Trading Day or any limitations on the number of Shares that may be sold on any one day:	[*]

Minimum price at which Shares may be sold:	$[*]

Date(s) on which Shares may be sold:	[DATE] – [DATE]

Compensation to Manager:	[*] bps

2 Include for forward.

Schedule V-1

[Spread:	[*] bps][3]

[Expected maturity date of forward:	[DATE]][4]

[Minimum stock loan cost to trigger additional adjustments of forward:	[*] bps][5]

[Stock loan cost to trigger acceleration of forward:	[*] bps][6]

Any other limitations:

The transaction set forth in this Instruction will not be binding until the Manager delivers its Acceptance, which may be delivered by e-mail.

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours,

CALIFORNIA WATER SERVICE GROUP

By:
Name:
Title:

ACCEPTED as of the date first above written

3 Include for forward.

4 Include for forward.

5 Include for forward.

6 Include for forward.

Schedule V-2

[In addition, the undersigned hereby notifies the Company that the Forward Purchaser is

[IF APPLICABLE, MANAGER TO INSERT NAME OF FORWARD PURCHASER HERE]]

[NAME OF MANAGER]

By:
Name:
Title:

[Note: The Manager’s Acceptance may also be evidenced by a separate written acceptance referencing this Instruction and delivered in accordance with the Agreement]

Schedule V-3